Registration No. 333-83198

As filed with the Securities and Exchange Commission on January 7, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

First Federal of Northern Michigan Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	32-0135202
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 South Second Avenue
Alpena, Michigan 49707
(Address of Principal Executive Offices)

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF ALPENA
1996 STOCK OPTION PLAN
1996 RECOGNITION AND RETENTION PLAN
(Full Title of the Plan)

Copies to:

Mr. Michael W. Mahler	Steven Lanter, Esq.
Chief Executive Officer	Luse Gorman, PC
First Federal of Northern Michigan Bancorp, Inc.	5335 Wisconsin Ave., N.W., Suite 780
100 South Second Avenue	Washington, DC 20015
Alpena, Michigan 49707	(202) 274-2000
(989) 356-9041
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [ X ]
(Do not check if a smaller reporting company)

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. § 230.464.

EXPLANATORY NOTE

First Federal of Northern Michigan Bancorp, Inc. is a savings and loan holding company and the class of securities to which this Registration Statement relates are held by fewer than 1,200 shareholders of record.  Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, First Federal of Northern Michigan Bancorp, Inc. is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister all of the shares of common stock, $0.01 par value, registered under the Registration Statement that remain unsold.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpena, in the State of Michigan, on this 7th day of January 2016.

First Federal of Northern Michigan Bancorp, Inc.
By:	/s/ Michael W. Mahler
Michael W. Mahler
Chief Executive Officer and a Director
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of First Federal of Northern Michigan Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Michael W. Mahler, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Michael W. Mahler may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of common stock and options to purchase common offered or sold to the First Federal Savings and Loan Association of Alpena 1996 Stock Option Plan and 1996 Recognition and Retention Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Michael W. Mahler shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Michael W. Mahler	Chief Executive Officer	January 7, 2016
Michael W. Mahler	(Principal Executive Officer)

/s/ Eileen M. Budnick	VP – Director of Financial	January 7, 2016
Eileen M. Budnick	Reporting & Accounting
(Principal Financial and
Accounting Officer)

/s/ Martin A. Thomson	Chairman of the Board	January 7, 2016
Martin A. Thomson

/s/ Gary C. VanMassenhove	Director	January 7, 2016
Gary C. VanMassenhove

/s/ Thomas R. Townsend	Director	January 7, 2016
Thomas R. Townsend

	Director	January 7, 2016
James E. Kraenzlein

/s/ Timothy E. Fitzpatrick	Director	January 7, 2016
Timothy E. Fitzpatrick

/s/ Christopher B. McCoy	Director	January 7, 2016
Christopher B. McCoy

/s/ Richard L. Crittenden	Director	January 7, 2016
Richard L. Crittenden

/s/ Eric G. Smith	Director	January 7, 2016
Eric G. Smith